EXHIBIT 21- SUBSIDIARIES OF THE REGISTRANT

                                                     Percentage of
Owned by Registrant                                Voting Securities
-------------------                                -----------------
Mischer Enterprises, Inc. (Texas)                         100%

City Pavers, Inc. d/b/a
 Mischer Paving & Utility Company,
 in the State of Texas (Delaware)                         100%

Lajitas Utility Co., Inc. (Texas)                         100%



The subsidiaries listed above are included in the Company's consolidated financial statements.

                                       33